UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2009 (December 31, 2008)
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DIALYSIS CORPORATION OF AMERICA
(Exact name of registrant as specified in its charter)

Florida	0-8527	59-1757642
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1302 Concourse Drive, Suite 204, Linthicum, MD	21090
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 694-0500

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement

                        The information contained in Item 2.01 is incorporated herein by reference.

Item 2.01       Completion of Acquisition or Disposition of Assets

On December 31, 2008, DCA of Hyattsville, LLC, a Maryland limited liability company (“Purchaser”) and wholly owned subsidiary of Dialysis Corporation of America (the “Company”) acquired substantially all of the assets of St. Thomas More Dialysis Center, LLC, a Maryland limited liability company (the “Seller”), which comprise the operations of an outpatient renal dialysis facility located at the St. Thomas More Nursing and Rehabilitation Center in Hyattsville, Maryland (the “Acquisition”).  The Acquisition was completed pursuant to the terms of an Asset Purchase Agreement dated December 31, 2008 between the Purchaser and Seller (the “Purchase Agreement”).  Total consideration of $6.6 million was paid by the Purchaser in full at the closing of the Acquisition.

The Purchase Agreement contains customary representations, warranties and covenants (“obligations”) of Seller subject to certain knowledge limitations of specific administrative and managerial personnel of the Seller.  The majority of Seller’s obligations under the Purchase Agreement survive for a period of eighteen (18) months following the closing; provided, however, that the Seller’s representations regarding its organization and good standing survives until the statute of limitations period for a claim thereunder expires, and Seller has agreed to maintain each of its existence and its insurance coverages in effect at the closing for a period of two years following the Acquisition.  In addition, Seller and its affiliates are subject to a ten (10) year non-competition provision covering a ten mile radius from the Purchaser’s facility.

Indemnification claims made by Purchaser for Seller’s breach of a representation, warranty or other obligation under the Purchase Agreement are subject to a $10,000 minimum threshold and are capped at approximately 90% of the purchase price.  Further, St. Thomas More, LLC, the owner of the property at which the facility and the nursing and rehabilitation center are located, has delivered to Purchaser its Guaranty of the Seller’s performance of its obligations under the Purchase Agreement for the respective survival periods.

Purchaser has not assumed any of Seller’s obligations or liabilities effective as of the closing, all of which remain the sole responsibility of Seller.  Purchaser was assigned certain normal course operational contracts relating to the continuing operation of the facility and is responsible for obligations thereunder arising after the closing.  Assets of the Seller not acquired by Purchaser amounted to cash on hand and accounts receivable of the Seller as of the closing, real property of the Seller, Seller’s rights in any cause of action, claim or demand in effect at the closing, and certain limited office equipment of the Seller.

On January 5, 2009 the Company issued a press release regarding the Acquisition, a copy of which is furnished as an exhibit to this Report.

Item 9.01       Financial Statements and Exhibits

(a)(b)	Financial Statements of business acquired; Pro forma financial information

The Acquisition described pursuant to Items 1.01 and 2.01 of this Report does not require the provision of financial statements or pro forma financial information set forth in Items 9.01(a) and (b).

(d)	Exhibits

	2.1	Asset Purchase Agreement dated December 31, 2008 between DCA of Hyattsville, LLC and St. Thomas More Dialysis Center, LLC

	10.1	Escrow Agreement dated October 14, 2008 by and among St. Thomas More Dialysis Center, LLC, Dialysis Corporation of America and Sack, Harris & Martin, P.C.

	10.2	Bill of Sale and Assignment and Assumption Agreement dated December 31, 2008 between St. Thomas More Dialysis Center, LLC and DCA of Hyattsville, LLC

	10.3	Guaranty by St. Thomas More, LLC dated December 31, 2008

	99.1	Press Release of the Company dated January 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIALYSIS CORPORATION OF AMERICA

By	/s/ Stephen W. Everett
STEPHEN W. EVERETT
President and Chief Executive Officer

  Dated:  January 7, 2009

EXHIBIT INDEX

Exhibit No.

2.1	Asset Purchase Agreement dated December 31, 2008 between DCA of Hyattsville, LLC and St. Thomas More Dialysis Center, LLC.

10.1	Escrow Agreement dated October 14, 2008 by and among St. Thomas More Dialysis Center, LLC, Dialysis Corporation of America and Sack, Harris & Martin, P.C.

10.2	Bill of Sale and Assignment and Assumption Agreement dated December 31, 2008 between St. Thomas More Dialysis Center, LLC and DCA of Hyattsville, LLC

10.3	Guaranty by St. Thomas More, LLC dated December 31, 2008

99.1	Press Release of the Company dated January 5, 2009